UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2016

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2016, Donna Berliniski, Vice President, Controller and Principal Accounting Officer of Sprouts Farmers Market, Inc. (the “Company”) advised the Company that she intended to resign her position, effective June 24, 2016, to pursue other opportunities.  In connection with Ms. Berlinski’s departure, the Company appointed its Chief Financial Officer and Treasurer, Bradley Lukow, as its Principal Accounting Officer, effective June 24, 2016.  Mr. Lukow, age 52, was appointed as the Company’s Chief Financial Officer and Treasurer on March 1, 2016 and previously served as Chief Financial Officer of 99 Cents Only Stores, a premier deep-discount retailer, from January to June 2015, and Executive Vice President and Chief Financial Officer of Shoppers Drug Mart, Canada’s leading drug store retailer with over 1,300 locations, from January 2009 to November 2014, where he oversaw finance, treasury and investor relations, in addition to the strategy and acquisitions, real estate development and information technology functions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: March 25, 2016	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary